EXHIBIT 10.7

                              EMPLOYMENT AGREEMENT

         AGREEMENT, dated and effective as of September 3, 1996 by and between PerArdua Corporation, a Missouri corporation, (the "Company") and Mary Anthony Gray, an individual with an ADDRESS AT 10538 Strathmore Drive, Los Angeles, California 90024 ("Executive").

                                  WITNESSETH:

         WHEREAS, the Executive is willing to serve as Executive Vice President and Chief Operating Officer of the Company, and the Company desires to retain the Executive in such capacities on the terms and conditions herein set forth;

         NOW,  THEREFORE,  in  consideration  of  the  mutual  covenants  herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Employment; Position and Duties; Extent of Services.

                   (a) Employment. The Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the Term provided in
Section 2 below and upon the other terms and conditions hereinafter provided.

                   (b)  Position  and  Duties.  During  the Term as  defined  in
Section 2 herein, the Executive agrees to serve as the Executive Vice President and Chief Operating Officer of the Company and to perform such reasonable duties consistent with such position as may be delineated by the Chief Executive Officer and as may be assigned to her from time to time by the Board of Directors and/or Chief Executive Officer of the Company.

                   (c) Extent of Services. During the Term, and except for illness or incapacity, the executive shall devote not less than seventy-five percent (75%) of her business time, attention, skill and efforts exclusively to the business and affairs of the Company, shall not be engaged in any business activity in violation of Section 6 of this Agreement or which would conflict with her obligations hereunder, and shall perform and discharge well and faithfully the duties which may be assigned to her from time to time by the Chief Executive Officer and/or Board of Directors; provided, however, that nothing in this Agreement shall preclude the Executive from devoting reasonable time during reasonable periods required for any or all of the following:


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                   (i)  serving as a director  or member of a  committee  of any other company or organization involving no actual or potential conflict of interest with the Company or any of its subsidiaries or affiliates;

                   (ii) engaging in charitable and community activities;

                   (iii) investing her personal assets in businesses in such form or manner as will not require any services on the part of the Executive in the operation or affairs of such businesses; and/or

                   (iv)  serving  as  biotechnology   transfer  advisor  to  the
University of Southern California in a manner similar to the period prior to her employment with the Company.

         At the request of the Company, the Executive shall advise the Company of the nature and identity of other business organizations or endeavors in which she may be involved.

         2. Term of Employment.

         The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment in the capacity set forth herein, for a period of time commencing on the Monday following the date on which the Company shall have completed a $1,000,000 private placement of its Common Stock to investors (the "Commencement Date"), but if the Commencement Date shall not have occurred on or prior to October 31, 1996, then this Agreement shall be null and void and of no further force and effect.. The term shall continue after the Commencement Date until the first to occur of the following: (i) the first anniversary of the Commencement Date, or (ii) the closing date of an underwritten initial public offering of the Company's securities which Offering has been registered with the Securities and Exchange Commission pursuant to the registration provisions of the Securities Act of 1933, as amended; provided, however, that either party may terminate this agreement at any time by written notice to the other given at least ninety (90) days prior to the termination date specified in such written notice. The Company agrees that, at least thirty days prior to the anticipated expiration of the term specified hereinabove, it will, if the Executive so desires, negotiate in good faith with the Executive regarding continued employment beyond said expiration date pursuant to a compensation arrangement which would include a performance bonus in the event the Executive refers to the Company, and the company acquires or obtains rights to or an exclusive license to, products or rights to products which are complementary to products or rights then possessed by the Company.



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         3. Compensation.

         As compensation to the Executive for all services to be rendered by her in any capacity hereunder, the Company shall pay a monthly salary at a rate of Five Thousand and no/100 Dollars ($5,000.00) payable twice monthly. Executive shall be entitled to four (4) weeks paid vacation per year. In additions promptly upon commencement of Executive's employment hereunder the Company shall grant to her incentive stock options to purchase lO,OOO shares at a price of $7.50 per share and fully vesting one year after said commencement date.


         4. Location.

         Executive shall maintain an office at, and shall work out of, her residence in Los Angeles, California or such other residence that she maintains from time to time in the United States. The Company shall pay to Executive the sum of One Thousand Dollars ($1,000) each month to defray the costs of such an office and, in addition to such monthly payment, shall provide and pay for the following: a separate telephone line dedicated to the affairs of the Company; a separate telephone facsimile line dedicated to the affairs of the Company; appropriate telephone and facsimile equipment; a personal computer and modem as may be acceptable to the Company in its discretion reasonably exercised; any computer software acceptable to the Company in its discretion reasonably exercised; and such other office supplies and equipment as may be approved in advance by the Company. The Company is not obligated to provide any office furniture.

         5. Trade Secrets and Confidential Information.

         (a) Definition. As used in this Agreement (i) "Confidential Information and Trade Secrets" means all information, processes, process parameters, methods, practices, chemical and other formulae, fabrication techniques, technical plans, algorithms, computer programs and related documentation, customer lists, price lists, supplier lists, marketing plans, financial information, and all other compilations of information which relate to the business of the Company and which have not been released by the Company to the general public, but shall not include general technical and business skills and expertise which Executive has acquired or developed by reason of prior experience, and (ii) a "Business Competitive with the Company" means an enterprise which is engaged in the development or promotion of a product or service which may be reasonablely considered to compete, or have the potential to compete, in the marketplace with a product or service which the Company has been developing or promoting, or has had plans to develop or promote, at anytime during the Executive's employment hereunder.

         (b) Restrictive Covenants.

         (i) EXECUTIVE acknowledges that during the term of employment with the




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Company,   Executive  will  have  access  to  and  become  acquainted  with  the
Confidential Information and Trade Secrets of the Company. Executive agrees not to use or disclose (directly or indirectly) any Confidential Information and Trade Secrets of the Company at any time or in any manner, except as required in the course of employment with the Company. The obligations of this paragraph are continuing and survive the termination of Executive's employment with the Company. All documents and equipment relating to the business of the Company, whether prepared by Executive or otherwise coming into Executive's possession, are the exclusive property of the Company, and must not be removed from the premises of the Company except as required in the course of employment with the Company. All such documents and equipment must be returned to the Company when Executive leaves the employment of the Company.


         (ii) While employed by the Company, Executive agrees not to undertake any planning for any outside business which would constitute a Business Competitive with the Company.


         (iii) While employed by the Company and for five (5) years after that employment ends, Executive agrees not to enter into any employment with a Business Competitive with the Company in which the complete fulfillment of the duties of the competitive employment would inherently require Executive to reveal or use any of the Confidential Information and Trade Secrets of the Company learned or obtained by Executive while employed by the Company.


         (iv) While employed by the Company and for five (5) years after that employment ends, Executive agrees not to divert or attempt to divert (by solicitation or by any other means) the customers of the Company existing at the time Executive's employment ends.

         (c)  No  Conflict.

              The  Company   acknowledges   and  agrees  that  the   Executive's
activities  as  biotechnology  transfer  advisor to the  University  of Southern
California shall not be in conflict with any of the provisions of this agreement.

         6. Miscellaneous.

              (a) Successors and Assigns. This Agreement is intended to benefit and is binding on (i) the successors and assigns of the Company and (ii) the heirs and legal successors of Executive.

              (b) Governing law. This Agreement shall be construed in accordance with and governed by the laws of the State of California.



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              (c) Separate  Enforcement of Provisions.  If for any reason a part of this Agreement is unenforceable, the remainder of the Agreement shall be enforced to the extent possible.

              (d) Modification of Agreement. This Agreement may only be modified by a writing signed (i) by Executive and (ii) by an authorized representative of the Company.

              (e) No Conflicting Contracts. Executive represents that Executive has no contracts with any other party that would interfere with Executive's compliance with the terms and conditions of this Agreement.

              (f) No Right to Continuing Employment. No provision of this Agreement shall be construed as giving Executive the right to be retained in the employment of the Company, except to the extent expressly set forth in this Agreement.


Executed as of the date first above  written.


/S/ Mary Anthony Gray
---------------------------------------------         PerArdua Corporation
Mary Anthony Gray
                                                    By: /S/ Samuel P. Sears, Jr.
                                                      -------------------------
                                                           Treasurer











                                 AMENDMENT NO.1
                                       TO
                              EMPLOYMENT AGREEMENT

     Reference is made to an Employment Agreement dated September 3, 1996, by and between PerArdua Corporation, a Missouri corporation which, subsequent to September 3, 1996, merged with and into PerArdua Corporation, a Deleware corporation (the"Company") and Mary Anthony Gray, an individual with an address at 10538 Strathmore Drive, Los Angeles , California 90024 ("Executive").

     The Company and Executive do hereby agree to amend the aforesaid Employment Agreement, as follows:

     1.Section 1 (b): The words "and Chief Operating Officer" are deleted.

     2. Section 1 (c): In the first sentence, the words/numbers "seventy-five percent (75%)" are deleted, and there is substituted therefor "eighty percent (80%)."

     3.Section 2: The parties acknowledge that the Comencement Date occured prior to October 31, 1996. The second sentence is deleted and there is substituted therefor the following: "The term shall continue after the Commencement Date until February 29, 2000, provided, however, that either party may terminate this agreement at any time by written notice to the other given at least ninety (90) days prior to the termination date specified in such written notice."

     4. Section 3: Beginning with the Monday first following the effective date (the "Effective Date") of an underwritten initial public offering of the Company's securities which offering has been registered with the Securities and Exchange commission pursuant to the registration provisions of the Securities Act of 1933, as amended, the Executive's monthly salary shall be increased from $5,000 per month to $7,000 per month. The balance of the provisions in Section 3 shall remain in full force and effect. In addition. Executive shall receive upon Effective Date stock options pusuant to the Company's 1996 Incentive Stock Option Plan to purchase 100,000 shares of the Company's Common Stock at a price not less than $5.00 per share. Such options shall be contingent upon continued employment with the Company, and shall vest at the following rate: 35,000 shares on January 1, 1998, 35,000 shares January 1, 1999, and 30,000 shares on January 1, 2000. Executive shall also be entitled to receive upon the Effective Date medical insurance to the same extent as is provided to other management personnel of the Company.

     Except as amended hereby, the Company and Executive hereby ratify confirm and approve the Employment Agreement.

     Executed as of February 20, 1997.


                                             Company:  PerArdua Corporation

                                                  by: Samuel P. Sears
                                                      -----------------------

                                             Executive: Mary Anthony Gray
                                                        -----------------------
                                                        Mary Anthony Gray